Ex. 99.1

Issuer Direct Enters Agreement To Acquire Accesswire

The Acquisition of a Rapidly Growing Wire Service will solidify Issuer Direct’s Comprehensive Offering, and Provide Direct Ownership of a Newswire Network

MORRISVILLE, NC / ACCESSWIRE / October 7, 2014 / Issuer Direct Corporation (the “Company”) (NYSE MKT: ISDR), a market leader and innovator of disclosure management solutions and cloud-based compliance technologies, today announced it has entered into an agreement to acquire all assets relating to Accesswire, a privately held, Vancouver-based firm specializing in press release distribution to both public and private companies throughout North America.  The transaction, which is subject to a number of closing conditions, is expected to be completed in mid-October.

The acquisition, when completed, will significantly bolster the comprehensive disclosure and communications platform for Issuer Direct. This will provide its growing base of customers a single-sourced, consolidated disclosure and communication offering for disseminating news to regulators, shareholders, potential investors, and now to the media and news portals via its own newswire. Accesswire services will become an integral part of the Company’s Cloud-based platform for disclosure and communications. The purchase price of $1.84 million consist of $1.70 million in cash that will be paid from Issuer Direct’s cash reserves and common stock valued at $140,000.

Accesswire distributes news content to millions of desktops globally, via its distribution network of newspapers, trade publications and online platforms and portals, including both online brokerages, and news terminals.

“When completed this acquisition would round out our already comprehensive offering, adding to the reach of our disclosure management platform and increasing the value for our customers,” said Brian Balbirnie, Chief Executive Officer of Issuer Direct. “Having a newswire network within our ecosystem is fundamental to our overall strategy. Not only do we plan to continue to build upon Accesswire’s existing network, we expect to leverage this powerful news dissemination platform by distributing news through our current PrecisionIR platforms and social media assets. Post close, this acquisition will add hundreds of new clients to the Issuer Direct platform.”

About Accesswire:

Founded in 2010, Accesswire is a news distribution service, operating one of the industry’s fastest growing newswires. Accesswire’s leadings technology platform is a cloud-based news dissemination platform focused on delivering rich dynamic content, including media, and video. With distribution partners such as Dow Jones, Bloomberg, Associated Press, Yahoo Finance and dozens of aggregators in North America for over 1,000 customers in North America.

About Issuer Direct Corporation:

Issuer Direct is a disclosure management and targeted communications company. Our integrated platform provides tools, technologies and services that enable our clients to disclose and disseminate information through our network. With a focus on corporate issuers, the Company alleviates the complexity of maintaining compliance with its integrated portfolio of products and services that enhance companies' ability to efficiently produce and distribute their financial and business communications both online and in print.

More Information:
Learn more about Issuer Direct today: http://ir.issuerdirect.com/tearsheet/html/isdr

Forward-Looking Statements. This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs such as "will," "should," "would," "may," and "could" are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Issuer Direct’s actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. Issuer Direct disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact Issuer Direct’s forward-looking statements, please see Issuer Direct’s Annual Report on Form 10-K for the year ended December 31, 2013, including but not limited to the discussion under "Risk Factors" therein, which Issuer Direct has filed with the SEC and which may be viewed at http://www.sec.gov/.

Contact:

Hayden IR Brett Maas (646) 536-7331 brett@haydenir.com	Hayden IR James Carbonara (646)-755-7412 james@haydenir.com	Issuer Direct Corporation Brian R. Balbirnie 919-481-4000 brian.balbirnie@issuerdirect.com